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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 16, 2007


                               SPEECHSWITCH, INC.
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             (Exact name of registrant as specified in its chapter)


 NEW JERSEY                        333-120507                    20-1862816
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 (State of                        (Commission                 (I.R.S. Employer
organization)                     File Number)               Identification No.)


     750 HIGHWAY 34, MATAWAN, NJ                                     07747
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:             (732) 441-7700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 16, 2007, SpeechSwitch, Inc. issued a Secured Convertible Debenture (the "Debenture") dated March 30, 2007 to Cornell Capital Partners, LP. ("Cornell") for the sum of $1,000,000 in exchange for a previously issued notes payable for the same amount. The Debenture has a term of three years, and pays interest at the rate of 5% per annum. Cornell has the right to convert a portion or the entire outstanding principal into the Company's Class A Common Stock at a Conversion Price equal to eighty percent (80%) of the lowest closing Bid Price of the Common Stock during the five (5) trading days immediately preceding the Conversion Date. Cornell may not convert the Debenture into shares of Class A Common Stock if such conversion would result in Cornell beneficially owning in excess of 4.9% of the then issued and outstanding shares of Class A Common Stock. The Conversion Price and number of shares of Class A Common Stock issuable upon conversion of the Debenture are subject to certain exceptions and adjustment for stock splits and combinations and other dilutive events. Subject to the terms and conditions of the Debenture, the Company has the right at any time provided that as of the date of the Holder's receipt of a Redemption Notice
(i) the Closing Bid Price of the of the Common Stock, as reported by Bloomberg, LP, is less than the Conversion Price and (ii) no Event of Default has occurred. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium ("Redemption Premium") equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the "Redemption Amount"). During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided however, the Holder obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect. The debenture is secured by substantially all of the assets of the Company.

     On April 16, 2007, the Company and Cornell entered into an Amendment to the Amended and Restated Standby Equity Distribution Agreement dated as of the 12th day of December 2005, which revised the restrictions upon the Company's ability to sell equity.

     On May 8, 2007, the Company executed a Security Agreement providing Jerome Mahoney, Non-Executive Chairman of the Board of Directors of the Company, with a security interest in all of the assets of the Company to secure the promissory note dated August 5, 2005 and all future advances including, but not limited to, additional cash advances: deferred compensation, deferred expense reimbursement, deferred commissions and income tax reimbursement for the recognition of income upon the sale of common stock for the purpose of the holder advancing additional funds to the Company.

SECTION 2 - FINANCIAL INFORMATION
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01.

SECTION 3 - SECURITIES AND TRADING MARKETS
ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

     See Item 1.01 regarding the issuance of the Debenture. We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which covers "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933, as amended.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.


            (d) Exhibits

                10.1 $1,000,000 Secured Convertible Debenture dated March 30, 2007.

                10.2 Irrevocable Transfer Agent Instructions by and among the Company, Cornell Capital Partners, LP and Fidelity Transfer Company.

                10.3 Amendment to the Amended and Restated Standby Equity Distribution Agreement dated as of the 12th day of December 2005 by and between the Company and Cornell Capital Partners, LP dated April 16, 2007.

                10.4 Security Agreement dated May 8, 2007 by and between the Company and Jerome Mahoney.

                10.5 Promissory Note dated August 5, 2005 issued to Jerome Mahoney.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SPEECHSWITCH, INC.


Date: May 15, 2007                     By: /s/ Bruce Knef
                                           -------------------------------------
                                           Bruce Knef
                                           President and Chief Executive Officer


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                                INDEX OF EXHIBITS


10.1  $1,000,000 Secured Convertible Debenture dated March 30, 2007.

10.2 Irrevocable Transfer Agent Instructions by and among the Company, Cornell Capital Partners, LP and Fidelity Transfer Company.

10.3 Amendment to the Amended and Restated Standby Equity Distribution Agreement dated as of the 12th day of December 2005 by and between the Company and Cornell Capital Partners, LP dated April 16, 2007.

10.4 Security Agreement dated May 8, 2007 by and between the Company and Jerome Mahoney.

10.5  Promissory Note dated August 5, 2005 issued to Jerome Mahoney.